EXHIBIT 21

Subsidiaries of Integra LifeSciences Holdings Corporation

Name of Subsidiary	State or Country of Incorporation or Organization
Ascension Orthopedics, Inc.	Delaware
Ascension Orthopedics, Ltd.	United Kingdom
Bimeco, Inc.	Florida
CardioDyne, Inc.	Massachusetts
Cathtec, Incorporated	Massachusetts
Caveangle Limited	United Kingdom
Confluent Surgical, Inc.	Delaware
EndoSolutions, Inc.	Delaware
Fiber Imaging Technologies, Inc.	Massachusetts
GMS, Gesellschaft für medizinische Sondentechnik mbH	Germany
ILS Services Switzerland Ltd.	Switzerland
Integra Burlington MA, Inc. (formerly known as Integra Radionics, Inc.)	Delaware
Integra Canada ULC (formerly known as Canada Microsurgical ULC)	Canada
Integra CI, Inc.	Cayman Islands
Integra Euro Holdings, Inc.	Delaware
Integra France Holdings SAS	France
Integra German Holdings GmbH	Germany
Integra GmbH	Germany
Integra Japan K.K.	Japan
Integra LifeSciences (Canada) Holdings, Inc.	Delaware
Integra LifeSciences (Ireland) Limited	Ireland
Integra LifeSciences Corporation	Delaware
Integra LifeSciences NR Ireland Limited	Ireland
Integra LifeSciences Sales LLC (f/k/a Integra Healthcare Products LLC)	Delaware
Integra LifeSciences Sales (Ireland) Limited	Ireland
Integra LifeSciences Services (France) SAS	France
Integra LifeSciences Shared Services (Ireland) Limited	Ireland
Integra LifeSciences Singapore Pte. Ltd.	Singapore
Integra LS (Benelux) NV	Belgium
Integra Luxtec, Inc.	Massachusetts
Integra ME GmbH	Germany
Integra NeuroSciences (International), Inc.	Delaware
Integra NeuroSciences Holdings (UK) Limited	United Kingdom
Integra NeuroSciences Holdings B.V.	Netherlands
Integra NeuroSciences Implants (France) SAS	France
Integra NeuroSciences Limited	United Kingdom
Integra Neurosciences Pty Ltd. (AUS)	Australia
Integra Neurosciences Pty Ltd. (NZ)	New Zealand
Integra Sales, Inc.	Delaware
Integra Selector Corporation	Delaware

Integra (Shanghai) Distribution Consulting Co. Ltd.	China
Integra York PA, Inc. (formerly known as Miltex, Inc.)	Delaware
IsoTis International SA	Switzerland
IsoTis NV	Netherlands
IsoTis OrthoBiologics, Inc.	Washington
IsoTis T.E. Facility B.V.	Netherlands
IsoTis, Inc.	Delaware
J. Jamner Surgical Instruments, Inc.	Delaware
Jarit GmbH	Germany
LXU Healthcare, Inc. - Medical Specialty Products	Delaware
Miltex GmbH	Germany
Minnesota Scientific, Inc.	Minnesota
Newdeal SAS	France
Newdeal, Inc.	Texas
Precise Dental Holding Corp.	New Jersey
Precise Dental Internacional, S.A. de C.V.	Mexico
Precise Dental Products, Ltd.	California
Precision Dental International, Inc.	California
SeaSpine, Inc.	Delaware
Spembly Cryosurgery Limited	United Kingdom
Spembly Medical Limited	United Kingdom
Tarsus Medical Inc.	Delaware
Theken Spine, LLC	Ohio